                                                                    EXHIBIT 10.9

                             STOCKHOLDERS AGREEMENT


         THIS AGREEMENT is made as of August 24, 1994 among Chase Manhattan Capital Corporation, a New York corporation (the "Investor"), Computer Motion, Inc., a California corporation (the "Company") and each of the executives listed on the Schedule of Executives attached hereto (the "Executives"). The Investor and the Executives are collectively referred to as the "Stockholders" and individually as a "Stockholder." Except as otherwise indicated, capitalized terms used herein are defined in paragraph 8 hereof.

         The Investor will purchase shares of the Company's Series D Convertible Preferred Stock, no par value per share (the "Series D Preferred") and a "Warrant" entitling the Investor to purchase shares of the Company's Common Stock, no par value per share (the "Common Stock") pursuant to a Purchase Agreement between the Investor and the Company dated as of the date hereof (the "Purchase Agreement").

         The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's Board of Directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholders' Common Stock may be transferred. The execution and delivery of this Agreement is a condition to the Investors' purchase of the Series D Preferred and Warrant pursuant to the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Board of Directors.

            (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this paragraph 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise (to the extent not inconsistent with fiduciary duties to stockholders under applicable law), and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:


                (i) the authorized number of directors on the Board shall be established and maintained at five directors; provided, that upon the completion of a Qualified Public Offering the authorized number of directors on the Board may be increased to seven directors;

                (ii) one representative designated by the holders of a majority of the shares of Underlying Common Stock (the "Investor Director") shall be elected to the Board;

                (iii) the board of directors of each of the Company's subsidiaries (a "Sub Board") shall include the Investor Director as a member thereof;

                (iv) any committees of the Board or a Sub Board shall include the Investor Director as a member thereof;

                (v) the removal from the Board or a Sub Board (with or without cause) of any representative designated hereunder by the holders of a majority of the shares of Underlying Common Stock pursuant to (ii) above shall be at such holders' written request, but only upon such written request and under no other circumstances;

                (vi) in the event that the representative designated hereunder by the holders of a majority of the shares of Underlying Common Stock for any reason ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative designated by such holders, as provided hereunder.

            (b) The Company shall pay the reasonable out-of-pocket expenses incurred by the Investor Director in connection with attending the meetings of the Board, any Sub Board and any committee thereof. Commencing within 30 days of the date hereof, and so long as any Investor Director serves on the Board and for three years thereafter, the Company shall maintain directors and officers indemnity insurance coverage satisfactory to holders of a majority of the shares of Underlying Common Stock.

            (c) The provisions of this paragraph 1 (other than subparagraph l(b))shall terminate automatically and be of no further force and effect upon the first to occur of (i) the tenth anniversary of the date hereof, (ii) at such time as no Underlying Common Stock remains outstanding, or (iii) at such time as the ordinary voting power of the Underlying Common Stock represents less than 2.5% of the aggregate ordinary voting power of all classes of the Company's voting securities.

            (d) If the holders of Underlying Common Stock fail to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

         2. Irrevocable Proxy; Conflicting Agreements.

            (a) In order to secure each Executive's obligation to vote his Stockholder Shares and other voting securities of the Company in accordance with the provisions of paragraph 1 hereof, each Executive hereby appoints the Investor as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his Stockholder Shares, and other voting securities of the Company over which such Executive has voting control, for the election and/or removal of directors and all such other matters as expressly provided for in paragraph 1. The Investor may exercise the irrevocable proxy granted to it hereunder at any time any Executive fails to comply with the provisions of this Agreement. The proxies and powers granted by each Executive pursuant to this paragraph 2 are coupled with an interest and are given to secure the performance of the Executive's obligations to the Investors under this Agreement. Such proxies and powers will be irrevocable for the term set forth in paragraph l(c) of this Agreement and will survive the death, incompetency and disability of such Executive and be binding upon the holders of his Stockholder Shares.

            (b) Each Executive represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

         3. Retention of Stockholder Shares. Until the third anniversary of the date of this Agreement, neither Yulun Wang nor Robert W. Duggan (each a "Founder") shall sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") an aggregate amount of Stockholder Shares which is greater than 20% of the number of Stockholder Shares held by such Founder on the date hereof; provided, however, that on and after the completion of a Qualified Public Offering, such 20% amount shall be increased to an aggregate amount from the date hereof equal to 50% of the number of Stockholder Shares held by such Founder on the date hereof. Until the earlier to occur of the third anniversary of this Agreement or a Qualified Public Offering, neither Founder shall transfer any Stockholder Shares at a price per share (calculated on an as-if-converted, exercised or exchanged basis in the case of Stockholder Shares which are convertible, exercisable or exchangeable for Common Stock, including without limitation, the Series A Preferred, Series B Preferred or the Series C Preferred) which is less than 150% of the Series D Preferred Conversion Price then in effect (or, if all Series D Preferred has been redeemed pursuant to paragraph 4I of the Certificate of Determination, then at a price which is less than 150% of the Warrant Exercise Price then in effect); provided however, that Robert W. Duggan and Yulun Wang may each Transfer an aggregate of 100,000 Stockholder Shares that may otherwise be transferred pursuant to this paragraph 3 at a price per share which is less than 150% of the Conversion Price or Exercise Price then in effect, and which Transfer shall not be subject to the restrictions contained in subparagraphs 4(b) and 4(c) hereof (but which Transfer shall count towards the 20% / 50% limitations contained in the first sentence of this paragraph 3). Nothing contained in this paragraph 3 shall prohibit either Founder from transferring Stockholder Shares as permitted under subparagraph 4(d) hereof (but which Transfer shall count towards the 20% / 50% limitations contained in the first sentence of this paragraph 3).

         4. Restrictions on Transfer of Stockholder Shares.

            (a) Transfer of Stockholder Shares. Neither Founder shall Transfer any interest in any Stockholder Shares except pursuant to the provisions of this paragraph 4. Each Founder agrees not to consummate any Transfer until 30 days after the later of the delivery to the Company and the holders of Underlying Common Stock of such Founder's Offer Notice or Sale Notice, unless the parties to the Transfer have been finally determined pursuant to this paragraph 4 prior to the expiration of such 30-day period (the "Election Period").

            (b) First Offer Right. At least 30 days prior to making any Transfer of any Stockholder Shares, the transferring Founder (the "Transferring Founder") shall deliver a written notice (the "Offer Notice") to the Company and the holders of Underlying Common Stock. The Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred and the proposed terms and conditions of the Transfer. First, the Company may elect to purchase all or any portion of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Founder and the holders of Underlying Common Stock as soon as practical but in any event within fifteen days after the delivery of the Offer Notice.

         To the extent that the Company has not elected to purchase all of the Stockholder Shares within the Election Period, the holders of Underlying Common Stock may elect to purchase all or any portion of such Stockholder Shares which the Company has not elected to purchase at the price and on the terms specified in the Offer Notice by delivering written notice of such election to the Transferring Founder as soon as practical, but in any event within thirty days after delivery of the Offer Notice. If the holders of Underlying Common Stock have in the aggregate elected to purchase more than the number of Stockholder Shares available after giving effect to any Stockholder Shares which the Company has elected to purchase, the shares shall be allocated among the holders of Underlying Common Stock electing to purchase shares according to each such holder's Pro Rata Share.

         If the Company or any holders of Underlying Common Stock have elected to purchase Stockholder Shares from the Transferring Founder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notices, but in any event within fifteen days after the expiration of the Election Period. To the extent that the Company and the holders of Underlying Common Stock have not elected to purchase all of the Stockholder Shares being offered, the Transferring Founder may, within 60 days after the expiration of the Election Period and subject to the provisions of subparagraph
(c) below, transfer such Stockholder Shares to one or more third parties at a price not less than 95% of the price per share specified in the Offer Notice and on other terms no more favorable to the transferees than offered to the Company and the holders of Underlying Common Stock in the Offer Notice. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no Stockholder Shares may be pledged. The "Pro Rata Share" of each holder of Underlying Common Stock shall be based upon such holder's proportionate ownership of Underlying Common Stock. The rights and restrictions contained in this subparagraph 4(b) shall terminate upon the completion of a Qualified Public Offering.

            (c) Participation Rights. At least 30 days prior to any Transfer of Stockholder Shares, the Transferring Founder shall deliver a written notice (the "Sale Notice") to the Company and the holders of Underlying Common Stock, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The holders of Underlying Common Stock may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Founder within 30 days after delivery of the Sale Notice. If any holders of Underlying Common Stock have elected to participate in such Transfer, the Transferring Founder and such holders of Underlying Common Stock shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the number of Stockholder Shares owned by such person by the aggregate number of Stockholder Shares owned by the Transferring Founder and the holders of Underlying Common Stock participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer. For purposes of the foregoing, the rights contained herein shall apply to any Transfer of Stockholder Shares which are not Common Stock on an as-if-converted, exercised or exchanged (as appropriate) basis.

        For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Founder, and if the Transferring Founder at such time owns 1,200 Stockholder Shares and if one holder of Underlying Common Stock elects to participate and owns 800 Stockholder Shares, the Transferring Founder would be entitled to sell 60 shares (1,200 /
        2,000 x 100 shares) and the holders of Underlying Common Stock would be entitled to sell 40 shares (800 / 2,000 x 100 shares).

         Each Founder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the holders of Underlying Common Stock in any contemplated Transfer and to the inclusion of a transfer of Series D Preferred and a portion of the Warrant (if still outstanding) in the contemplated Transfer as contemplated below, and each Founder shall not transfer any of its Stockholder Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the holders of Underlying Common Stock or the inclusion of the Series D Preferred or a portion of the Warrant.

         If any Series D Preferred is included in any Transfer of Stockholder Shares under this subparagraph 4(c), then that portion of the Warrant which becomes exercisable upon redemption of such Series D Preferred pursuant to paragraph 4I of the Certificate of Determination shall also be included in such Transfer, and the aggregate purchase price therefor shall be equal to the full purchase price determined hereunder for the Stockholder Shares covered by the Series D Preferred to be transferred. If, however, the Series D Preferred has been redeemed pursuant to paragraph 4I of the Certificate of Determination, and if any portion of the Warrant is included in any Transfer of Stockholder Shares under this subparagraph 4(c), the purchase price for the Warrant shall be equal to the full purchase price determined hereunder for the Stockholder Shares covered by the portion of the Warrant to be transferred, reduced by the aggregate Exercise Price for such shares. The rights and restrictions contained in this subparagraph 4(c) shall terminate upon the later to occur of (i) 3 years from the date hereof, or (ii) the completion of a Qualified Public Offering.

            (d) Permitted Transfers. The restrictions contained in this paragraph 4 shall not apply with respect to any Transfer of Stockholder Shares by any Founder pursuant to applicable laws of descent and distribution or among such Founder's Family Group, or by Robert W. Duggan to Remo Butera in an amount not to exceed 20% of the Stockholder Shares owned by Robert W. Duggan as of the date hereof (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 4 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. "Family Group" means a Founder's spouse, parents and descendants (whether natural or adopted) and any trust solely for the benefit of such Founder and/or such Founder's spouse and/or parents and/or descendants. Notwithstanding the foregoing, nothing contained in this Section 4 shall limit the right of Chase to freely transfer Stockholder Shares to any affiliate.

         5. Holdback Agreement. Each Executive agrees not to effect any public sale or distribution of the Company's equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 30-day period (or up to 90 days if requested by the managing underwriter) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (as such terms are defined in the Registration Agreement dated as of the date hereof between the Investor and the Company) unless the underwriters managing the registration otherwise agree. The restrictions on the transfer of Stockholder Shares set forth in this paragraph 5 shall continue with respect to each Stockholder Share until the date on which such Stockholder Share has been transferred in a Public Sale.

         6. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "The securities represented by this certificate are subject to a Stockholders Agreement dated as of August 24, 1994, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with paragraph 8 hereof.

         7. Transfer. Prior to transferring any Stockholder Shares to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

         8. Definitions.

            "Certificate of Determination" means the Certificate of Determination setting forth the terms of the Series D Preferred filed by the Corporation with the Secretary of State of California.

            "Conversion Price" means the Conversion Price for the Series D Preferred as in effect from the time to time pursuant to the Certificate of Determination.

            "Exercise Price" means the Exercise Price for the Warrant as in effect from time to time pursuant to the terms thereof.

            "Permitted Transferee" shall have the meaning set forth in paragraph 4(d) hereof.

            "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Series A Preferred" means the Company's Series A Preferred Stock, no par value per share.

            "Series B Preferred" means the Company's Series B Preferred Stock, no par value per share.

            "Series C Preferred" means the Company's Series C Preferred Stock, no par value per share.

            "Stockholder Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any Common Stock issuable to Stockholders upon conversion, exercise or exchange of any securities or instruments convertible into or exercisable or exchangeable for Common Stock,
(iii) any equity securities issued or issuable to Stockholders directly or indirectly with respect to the Common Stock referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of any class or series of capital stock of the Company held by a Stockholder. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. Notwithstanding the foregoing, for purposes of determining the number of Stockholder Shares owned by each holder thereof, Common Stock issuable upon exercise of the Warrant shall be disregarded until the Warrant becomes exercisable under the terms thereof.

            "Qualified Public Offering" shall have the meaning set forth in the Certificate of Determination.

            "Underlying Common Stock" means (i) the Common Stock issued or issuable upon the conversion of Series D Preferred or upon the exercise of the Warrant, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Stockholders Agreement, any person that holds Series D Preferred or Warrants shall be deemed to be the holder of Underlying Common Stock obtainable upon conversion of such Series D Preferred or exercise of such portion of the Warrant, provided that the Common Stock issuable upon the exercise of the Warrants shall be deemed to constitute Underlying Common Stock for the purpose of any calculations under this Agreement only to the extent that the Series D Preferred has been redeemed by the Company pursuant to paragraph 4I of the Certificate of Determination. Any particular share of Underlying Common Stock shall cease to be Underlying Common Stock when it has been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it, or (b) distributed to the public through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

            "Warrant" means the Stock Purchase Warrant issued pursuant to the Purchase Agreement and any warrant or warrants issued in exchange, substitution or replacement thereof.

         9. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         10. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, holders of a majority of the Underlying Common Stock and holders of a majority of the Stockholders Shares owned by Executives and their Permitted Transferees. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         13. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. Without limiting the generality of the foregoing, the holders of Underlying Common Stock shall be entitled to assign their rights under paragraph 4(b) hereof to any other person.

         14. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         15. Remedies. The Company, the Investor, holders of Underlying Common Stock and the Executives shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Investor, any holder of Underlying Common Stock and any Executive may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         16. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:


                           Computer Motion, Inc.
                           130-B Cremona Drive
                           Goleta, CA 93117
                           Attn:    Mr. Robert W. Duggan
                                    Chairman

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Any dispute relating hereto shall be heard in the state or federal courts of Santa Barbara County, California, and the parties agree to jurisdiction and venue therein.

         18. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         19. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                       COMPUTER MOTION, INC.


                                       By: _______________________________
                                       Its:_______________________________


                                       CHASE MANHATTAN CAPITAL CORPORATION

                                       By: _______________________________
                                       Its:_______________________________


                                       EXECUTIVES


                                       ___________________________________
                                       Robert W. Duggan


                                       ___________________________________
                                       Yulun Wang


                                       ___________________________________
                                       Remo Butera

                             SCHEDULE OF EXECUTIVES


Robert W. Duggan

Yulun Wang

Remo Butera